Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-148032), Form S-8 (No. 333-146505), Form S-8 (No. 333-146504), Form S-8 (No. 333-104118), Form S-8 (No. 333-91676), Form S-8 (No. 333-157093), Form S-8 (No. 333-164710), Form S-8 (No. 333-179392) and Form S-8 (No. 333-193781) of CACI International Inc of our report dated October 2, 2015 relating to the financial statements of National Security Solutions (NSS), which appears in this Current Report on Form 8-K/A of CACI International Inc.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia

April 15, 2016